UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2022

USA TRUCK INC.

(Exact name of registrant as specified in charter)

Delaware	1-35740	71-0556971
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of principal executive offices)	(Zip Code)

479-471-2500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.01 Par Value	USAK	The NASDAQ Stock Market LLC (NASDAQ Global Select Market)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 27, 2022, the Executive Compensation Committee (the “Committee”) of the Board of Directors of USA Truck Inc. (the “Company”) took certain actions with respect to executive compensation under the USA Truck Inc. 2014 Omnibus Incentive Plan, as amended (the “Incentive Plan”).

The Committee approved a management cash bonus plan (the “2022 Management Cash Bonus Plan”) that rewards participants, including James D. Reed, the Company’s President and Chief Executive Officer, Zachary B. King, the Company’s Executive Vice President and Chief Financial Officer, Timothy W. Guin, the Company’s Executive Vice President and Chief Commercial Officer, George T. Henry, the Company’s Senior Vice President – USAT Logistics, and Kimberly K. Littlejohn, the Company’s Senior Vice President and Chief Technology Officer  (collectively, our “Named Executive Officers”), with cash bonuses based upon the attainment of certain performance objectives for the year ending December 31, 2022.  Under the 2022 Management Cash Bonus Plan, participants may receive a cash payout expressed as a percentage of their annualized base salary depending upon achievement of six equally weighted operating metrics (together, the “2022 Company Goals”).  The total cash bonus achievable is set forth in the table below.

Potential Cash Payments
(as a % of Year-End Annualized Base Salary)
Named Executive Officer	Minimum (1)	Target	Maximum
Mr. Reed	25.0%	100.0%	175.0%
Messrs. King, Guin and Henry and Ms. Littlejohn	15.0%	60.0%	105.0%
1)	The minimum percentage stated in this column reflects the aggregate percentage payable upon minimum achievement of all of the 2022 Company Goals.

The Committee also approved an equity incentive plan for 2022 (the “2022 EIP”), under which participants, including our Named Executive Officers, are eligible to receive certain equity awards in the form of restricted stock subject to both performance-based and time-based vesting.  The primary objectives of the 2022 EIP are to reward long-term attainment of Company objectives (through performance-based equity with a three-year performance period) and encourage retention (through time-based equity that vests over a four-year period).  The performance period for the 2022 EIP is from January 1, 2022 through December 31, 2024 (the “Performance Period”).  The Committee set the following targets as a percentage of annualized base salary for the 2022 EIP, with the performance-based portion weighted at 60% and the time-based weighted at 40%:

2022 EIP
Named Executive Officer	Total Target	Time-Based Portion	Performance-Based Portion
Mr. Reed	150.0%	60.0%	90.0%
Messrs. Guin and King	100.0%	40.0%	60.0%
Mr. Henry and Ms. Littlejohn	80.0%	32.0%	48.0%

Based on such targets, the Committee granted restricted shares subject to the 2022 EIP as follows:

2022 EIP
Named Executive Officer	Time-Based Shares	Performance-Based Shares
Mr. Reed	14,059	21,087
Mr. King	4,890	7,334
Mr. Guin	5,461	8,190
Mr. Henry	3,586	5,378
Ms. Littlejohn	3,456	5,182

The performance-based component of the 2022 EIP is based upon the Company achieving a certain compound annual growth rate for both consolidated pre-tax income and USAT Logistics revenue over the Performance Period, with each goal weighted equally.  For the performance-based shares, the minimum threshold was set at 25% of target and the maximum payout was set at 175% of target.  The Committee also created parameters for awarding shares within incremental ranges of achievement of the goals by providing achievement would be prorated for results that fall between the minimum and target and between the target and maximum goals.  The time-based component of the 2022 EIP vests in four approximately equal annual installments commencing on the first anniversary of the grant date.  All restricted shares under the 2022 EIP are subject to continued employment and certain vesting, forfeiture and termination provisions.

The Committee also approved a special performance-based award for 2022 (the “2022 Accelerator Award”), under which participants were granted performance-based restricted shares to incent continued improvement in financial results. Messrs. Reed, King, Guin and Henry and Ms. Littlejohn were granted 14,350 shares, 12,800 shares, 8,100 shares, 12,050 shares, and 3,050 shares, respectively, of restricted stock subject to performance-based vesting under the 2022 Accelerator Award.  The performance-based component of the 2022 Accelerator Award is based upon the Company achieving a certain consolidated pre-tax income and USAT Logistics revenue over a two-year performance period, with each goal weighted equally.  The performance period is from January 1, 2022 through December 31, 2023.  Attainment of one of the performance goals results in 50% vesting; attainment of both of the performance goals results in 100% vesting.  There are no partial attainment levels, and the restricted shares are subject to continued employment and certain vesting, forfeiture and termination provisions.

In addition, the Committee approved an increase in the annual salary for Mr. Reed from $515,000 to $575,000, Mr. King from $255,000 to $300,000, Mr. Guin from $320,000 to $335,000, Mr. Henry from $250,000 to $275,000 and Ms. Littlejohn from $240,000 to $265,000, all effective April 1, 2022.

Also, the Committee approved amendments to both Mr. Reed’s and Mr. King’s Executive Severance and Change-in-Control Agreements.  Based upon a review of market practices by the Committee’s compensation consultant and considering Mr. Reed’s current position as the Company’s President and Chief Executive Officer, the Committee modified the change-in-control multiple since such multiple had not been changed from when Mr. Reed was the Company’s Chief Financial Officer and a modification was necessary based upon Mr. Reed’s change in role and market practices. Under Mr. Reed’s Executive Severance and Change-in-Control Agreement, as amended, the multiple for determining payments upon a Constructive Termination or termination by the Company without Cause within 12 months of a change-in-control is 150% (both for salary and short-term incentive cash at target). The Committee changed such multiple to 200% (both for salary and short-term incentive cash at target).

Under Mr. King’s Executive Severance and Change-in-Control Agreement, Mr. King would receive 6 months’ salary continuation upon a termination by the Company without Cause, at any time other than within 12 months of a qualifying change-in-control, and other than as a result of disability.  Based upon a review of market practices by the Committee’s compensation consultant and Mr. King’s role at the Company, the Committee changed the salary continuation upon such termination to 12 months.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck Inc.
(Registrant)

Date:	March 3, 2022	/s/ Zachary B. King
Zachary B. King
Executive Vice President and Chief Financial Officer